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                                                                   EXHIBIT n.3.b


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Allied Capital Corporation

We consent to the use of our report dated February 11, 2003, with respect to the senior securities table of Allied Capital Corporation as of December 31, 2002, included herein and to the reference to our firm under the heading
"Independent Public Accountants" in the registration statement.


/s/ KPMG LLP

Washington, D.C.
March 28, 2003